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Exhibit 23 Consent of Independent Accountants

                             SUSA Partnership, L.P.

                       Consent of Independent Accountants


We consent to the incorporation by reference into the Registration Statements of SUSA Partnership, L.P (the "Company") on Form S-3 (File No. 333-44641) of our report dated January 31, 2001 relating to the financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.



PricewaterhouseCoopers LLP


Memphis, Tennessee
March 27, 2001